CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 28, 2025, relating to the financial statements and financial highlights of SGI Enhanced Market Leaders ETF, a series of The RBB Fund, Inc. (the accounting successor of Chestnut Street Exchange Fund), which are included in Form N-CSR for the year ended December 31, 2024.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

October 30, 2026